I, the undersigned Director/Trustee/Officer of American Century Investment Trust hereby constitute and appoint, Ashley L. Bergus, Ryan L. Blaine, Brian L. Brogan, Evan C. Johnson, Kathleen Gunja Nelson, and Giles M. Walsh, each of them singly, my true and lawful attorneys-in-fact, with full power of substitution, and with full power to each of them, (a) to sign for me and in my name in the appropriate capacities, the Registration Statement on Form N-14 and any supplements or other instruments in connection with the Agreement and Plan of Reorganization among The Advisors’ Inner Circle Fund III, American Century Investment Trust, Nomura Asset Management U.S.A. Inc., and American Century Investment Management, Inc. (the “Reorganization”); (b) to make, file, execute, amend and withdraw documents of every kind, and to take other action of whatever kind they may elect, for the purpose of complying with all laws relating to the Reorganization; and (c) generally to do all such things in my name and behalf in connection therewith as said attorneys-in-fact deem necessary or appropriate, to comply with the provisions of the Securities Act of 1933 and the Investment Company Act of 1940, and all related requirements of the Securities and Exchange Commission. I hereby ratify and confirm all that said attorneys-in-fact or their substitutes may do or cause to be done by virtue hereof. This power of attorney is effective for all documents related to the Reorganization filed on or after May 19, 2017.
This power of attorney may be executed in counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.
WITNESS my hand on this 19th day of May, 2017.

/s/ Tanya S. Beder	/s/ Jeremy I. Bulow
Tanya S. Beder, Director/Trustee	Jeremy I. Bulow, Director/Trustee
/s/ Anne Casscells	/s/ Ronald J. Gilson
Anne Casscells, Director/Trustee	Ronald J. Gilson, Director/Trustee
/s/ Frederick L.A. Grauer	/s/ Jonathan D. Levin
Frederick L.A. Grauer, Director/Trustee	Jonathan D. Levin, Director/Trustee
/s/ Peter F. Pervere	/s/ John B. Shoven
Peter F. Pervere, Director/Trustee	John B. Shoven, Director/Trustee
/s/ Jonathan S. Thomas	/s/ C. Jean Wade
Jonathan S. Thomas, President and Director/Trustee	C. Jean Wade, Vice President, Treasurer, and Chief Financial Officer